UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

EasyLink Services International Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24996	13-3645702
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6025 The Corners Parkway, Suite 100 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 533-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2008, EasyLink Services International Corporation, a Delaware corporation (the “Company”), entered into a Fourth Amendment to Securities Purchase Agreement (the “Fourth Amendment”) by and among the Company and each of the purchasers identified on the signature pages thereto (the “Purchasers”), amending the Securities Purchase Agreement dated May 3, 2007, by and among the same parties, as amended to date (as so amended, the “Securities Purchase Agreement”).

Pursuant to the terms of the Fourth Amendment: (1) the Company agreed to prepay immediately an amount of $12 million on the Notes (as that term is defined in the Securities Purchase Agreement) in consideration of an adjustment by the Purchasers of the financial covenant regarding the Company’s recurring revenue; (2) the Company agreed to prepay an additional amount of between $30 and $35 million on the Notes if it can secure, on terms satisfactory to the Company, additional funds in the form of debt to fund such prepayment on or before July 31, 2009; (3) the Purchasers agreed to waive any rights to prepayment or repurchase penalties with respect to such prepayments; and (4) the Purchasers agreed not to apply Section 14.4(a) of the Securities Purchase Agreement until the Company’s fiscal quarter ending July 31, 2009.

The Fourth Amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01. Other Events.

On January 7, 2009, the Company issued a press release announcing its entry into the Fourth Amendment to the Securities Purchase Agreement and its prepayment of $12 million on the Notes. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

2.1
Fourth Amendment to Securities Purchase Agreement, dated as of December 31, 2008, by and among EasyLink Services International Corporation and each of the Purchasers identified on the signature pages thereto.

99.1	Press Release dated January 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

By:	/s/ Glen E. Shipley
Glen E. Shipley Chief Financial Officer

Dated: January 7, 2009

EXHIBIT INDEX

Exhibit
Number    Description

2.1
Fourth Amendment to Securities Purchase Agreement, dated as of December 31, 2008, by and among EasyLink Services International Corporation and each of the Purchasers identified on the signature pages thereto.

99.1	Press Release dated January 7, 2009.